Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus in Post-Effective Amendment No. 95 to the Registration Statement (Form N-1A, No. 033-19338) of AIM Investment Funds, and to the incorporation by reference of our report, dated February 25, 2010, in the Statement of Additional Information, on International Growth Equity Portfolio (one of the portfolios of Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2009.
Boston, Massachusetts
May 24, 2010